February 7, 2020

The Board of Directors

Line Inc.

315 Montgomery Street, 9th Floor

San Francisco, CA 94104

Re: Opinion of Counsel

Form S-1 Registration Statement

Ladies and Gentlemen:

I have acted as special counsel to Live Inc., a California corporation (the “Company ”), in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “ Securities Act ”), relating to the offering of 115,500 shares of common stock of the Company, $0.0001 par value (the “Common Stock”), covered by the Registration Statement.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein, the exhibits therein and the documents incorporated by reference therein, (ii) the Company’s certificate of incorporation, as amended to date, (iii) the Company’s by-laws, as amended to date, (iv) certain resolutions of the Board of Directors of the Company and (v) information from the Company’s transfer agent that the Common Stock is issued and outstanding. I have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as I have deemed necessary or appropriate, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed and have not verified (i) the genuineness of the signatures on all documents that I have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Common Stock has been duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

242A West Valley Brook Road

Califon, NJ 07830

MEMBER TEXAS AND NEW JERSEY BARS

P: (908) 832-5546

F: (847) 556-1456

E: dhl@dhlucianolaw.com

W: dhlucianolaw.com

Page 2.

February 7, 2019

Opinion of Counsel

I express no opinion other than as to the federal laws of the United States of America and the California General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the forgoing). I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, I do not admit that I am an “expert” under the Securities Act or under the rules and regulations of the Commission relating thereto with respect to any part of the Registration Statement.

Sincerely,

/s/ Daniel H. Luciano

Daniel H. Luciano

242A West Valley Brook Road

Califon, NJ 07830

MEMBER TEXAS AND NEW JERSEY BARS

P: (908) 832-5546

F: (847) 556-1456

E: dhl@dhlucianolaw.com

W: dhlucianolaw.com

242A West Valley Brook Road

Califon, NJ 07830

MEMBER TEXAS AND NEW JERSEY BARS

P: (908) 832-5546

F: (847) 556-1456

E: dhl@dhlucianolaw.com

W: dhlucianolaw.com